OBJECTIME LIMITED

1998 U.S. STOCK OPTION PLAN

1. ESTABLISHMENT AND PURPOSE OF THE PLAN
A Stock Option Plan (hereinafter called the "Plan") for ObjecTime Limited (the "Corporation") is hereby established to provide the incentive inherent in share ownership (a) to the officers and other employees of the Corporation and any present or future subsidiary (as that term is defined in Section 424 of the United States Internal Revenue Code (the "Code") hereinafter referred to as a "Subsidiary" or "Subsidiaries") of the Corporation who reside in the United States, by providing them with opportunities to purchase Class 8 Special Shares (the "Shares") of the Corporation pursuant to options granted hereunder which qualify as "incentive stock options" (hereinafter referred to as an "ISO" or "ISO's") under Section 422(b) of the Code; and (b) to directors, officers and employees of the Corporation and Subsidiaries who reside in the United States, by providing them with opportunities to purchase Shares of the Corporation pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Stock
Option(s)" or "NSO(s)"). Both ISOs and NSOs are also referred to herein individually as an "Option" and collectively as "Options".

2. TERM OF PLAN
The Plan shall commence effective as of April 1, 1998, and shall, subject to (a) the earlier termination of the Plan by the Corporation pursuant to the terms hereof, and (b) the approval of the Plan by the shareholders as required under paragraph 19 hereof, continue and be in effect until March 31, 2008 (except as to Options outstanding on that date). If the approval of shareholders is not obtained prior to April 1, 1999 any grants of Options under the Plan made prior to that date will be rescinded.

3. ADMINISTRATION OF THE PLAN
The board of directors (the "Board of Directors") of the Corporation, or any committee thereof (the "Committee", provided that all references in this Plan to the Committee shall mean the Board of Directors if no Committee has been appointed), specifically designated by the Board of Directors to be responsible therefor, shall administer the Plan and shall have the authority to and may from time to time by resolution determine (a) the number of Shares in respect of which Options shall be granted under the Plan, (b) the employees of the Corporation and Subsidiaries (from among the class of employees eligible under paragraph 4 hereof to receive ISOs) to whom ISOs may be granted, and to determine the individuals and entities (from among the class of individuals and entities eligible under paragraph 4 hereof to receive
NSOs) to whom NSOs may be granted; (c) the time or times at which Options may be granted; (d) the exercise price of Shares subject to each Option, which price with respect to ISOs shall not be less than the minimum specified in paragraph 7 hereof; (e) whether each Option granted shall be an ISO or a NSO; (f) subject to paragraph 8 hereof, the time or times when each Option shall become exercisable and the duration of the exercise period; (g) whether restrictions are to be imposed on Shares subject to Options, and the nature of such restrictions, if any; (h) whether an Option Agreement may be amended or modified, including an amendment to extend the post-termination exercisability period to a period which is longer than is otherwise provided for in the Plan or to provide that an Option shall not terminate under paragraph 12.1 or 12.2 of the Plan; and (i) all other matters necessary or advisable for the administration of the Plan. If and once appointed, the Committee shall select one of its members as its Chairman and shall hold its meetings at such time and place as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and all actions of the Committee shall be taken by a majority of the members present at any meeting. Any action of the Committee may be taken by an instrument or instruments in writing signed by all the members of the Committee, and any action so taken shall be as effective as if it had been passed by a majority of the votes cast by the members of the Committee present at a meeting of such members duly called and held.

Nothing contained in the Plan or any Option Agreement shall be construed in any way so as to prevent the Corporation or any Subsidiary from taking any corporate action which is deemed by the Corporation or the Subsidiary to be appropriate or in its best interest, even if such action would have an adverse effect on the Plan. The interpretation by the Committee of any provision or provisions of the Plan or of any Option granted hereunder shall be final, binding and conclusive; provided, however, that an employee, officer or director shall have the right not to participate in the Plan and any decision not to participate herein shall not affect such employee's employment by, or such director's engagement with, the Corporation. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan, provided that a director shall not take any action with respect to any Option granted to such director.

4. ELIGIBLE PARTICIPANTS
ISO's may be granted only to employees of the Corporation or a Subsidiary. NSOs may be granted to any officer, director (whether or not the director is a full time employee of the Corporation or a Subsidiary) or employee of the Corporation or a Subsidiary or any consultant to the Corporation or a Subsidiary.

5. NUMBER OF SHARES
The maximum number (the "Maximum Number") of Shares issuable pursuant to the Plan is 1,250,000, subject to any amendment to such maximum number pursuant to paragraph 19 hereof. In the event that any Option granted hereunder shall expire or terminate for any reason whatsoever without having been exercised in full, or shall cease to be exercisable for any reason whatsoever in whole or in part, the unpurchased Shares subject thereto shall again be available for the granting of Options in respect thereto under the Plan. The number of Shares subject to option in favour of any one person, together with any other Shares reserved for issuance under any other plans to such person, shall not exceed 5% of the total number of issued and outstanding Shares at the date of grant of his Option.

6. AMENDMENT OR TERMINATION OF THE PLAN
The Board of Directors or the Committee shall have the unfettered right to interpret the provisions of this Plan and to make such regulations and to formulate such administrative provisions for carrying this Plan into effect and to make such amendments to the Plan, the regulations or administrative provisions as, from time to time, the Board of Directors or the Committee deems appropriate in the best interests of the Corporation. The Board of Directors may amend this Plan or adopt alternative versions of this Plan as the Board of Directors deems necessary or desirable to comply with the laws of, or to accommodate the tax policies or customs of, foreign jurisdictions whose citizens or residents may be granted Options hereunder. The Board of Directors shall also have the unfettered right from time to time and at any time to rescind or terminate the Plan as it shall deem advisable; provided, however, that no such rescission or termination shall impair or change the rights and Options theretofore granted under the Plan without the prior written consent of the optionee or optionees affected thereby.

7. EXERCISE PRICE
7.1 The exercise price of the Shares purchased pursuant to the Options granted hereunder shall be not be less than the fair market value, as defined in paragraph 7.3 hereof, as of the date on which such Options are granted. In the case of an Option granted to an eligible person owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation or a Subsidiary, the exercise price of an Option shall be at least 110% of fair market value of the Shares determined as of the date on which such Options are granted. For the purpose of determining the percentage of share ownership of the Corporation, the rules of section 424(d) of the Code, or any successor provision thereto, shall be applicable.

7.2 Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Corporation and any Subsidiary, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to Shares having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Corporation intends to designate any Options granted in excess of such limitation (determined in the order in which such Options were granted) as NSOs.

7.3 "Fair market value" for the purposes of determining the exercise price of an Option granted hereunder shall be determined as follows:

(a) If at the time that the Option is granted under the Plan the Shares are listed or posted for trading on the Toronto Stock Exchange (the "TSE"), fair market value shall mean the closing price of the Shares on the TSE (or, if the Shares are not listed on the TSE, fair market value shall mean the closing price on such exchange or market in Canada on which the Shares are listed or posted for trading as may be selected by the Committee) on the trading day immediately preceding the date on which the Option is granted, and if no Shares have been traded on such day the exercise price shall be established on the same basis on the last previous day for which a trade was reported by such stock exchange or market. In the event that the Shares are not listed or posted for trading on a stock exchange or market in Canada at the time of the granting of an Option hereunder, the fair market value shall mean the last trading price of the Shares on the National Association of Securities Dealers Quotations Systems ("NASDAQ"), or such other market or stock exchange in the United States on which the Shares are listed or posted for trading as may be selected by the Committee, on the trading day immediately preceding the date on which the Option is granted, and if no Shares have been traded on such day the exercise price shall be established on the same basis on the last previous day for which a trade was reported by such market or stock exchange.

(b) If the Shares are not publicly traded at the time that the Option is granted under the Plan, fair market value shall mean the value determined in good faith by the Board of Directors, in its sole discretion.

8. TERM OF OPTIONS
8.1     Term.   Subject to the earlier termination of the Option as
provided herein, each Option granted hereunder shall be for a term specified by the Committee and set forth in the Option Agreement, provided that the term shall not exceed (a) ten years from the date of grant in the case of Options generally, and (b) five years from the date of grant in the case of ISOs granted to any employee owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation or a Subsidiary as determined in paragraph 7.1 hereof (in each case the "Expiry Date").

8.2 Exercise Dates. Unless the Committee determines otherwise, each Option shall be exercisable in whole or in part, at the following rate:
(a) 50% of the total number of Shares subject to the Option shall be exercisable on the first anniversary of the date of grant of the Option, and (b) thereafter at a rate of 1/24th per month of an amount equal to 50% of the total number of Shares subject to the Option (each such date is hereinafter referred to as an "Exercise Date").The Shares in respect of which the Option shall have become exercisable may be purchased, in whole or in part, at any time, or from time to time, until the expiration or termination of the Option. The Committee shall have the right to accelerate the Exercise Date or Exercise Dates for some or all of the Shares subject to an Option; provided that the Committee shall not accelerate the Exercise Date of any instalment of an ISO (which was not previously converted to an NSO) if such acceleration would violate the annual vesting limitation contained in
Section 422(c) of the Code.

9. OPTION AGREEMENT
Each optionee shall execute an option agreement (an "Option Agreement") which has been duly executed and delivered by the Corporation to the optionee prior to the grant of any Option to an optionee becoming effective. The terms and conditions of the Option Agreement need not be the same in each case and may be changed from time to time by the Committee. The Board of Directors may from time to time confer authority and responsibility on one or more of its members and/or one or more officers of the Corporation to execute and deliver Option Agreements. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of the Option Agreements.

10. ACCELERATION OF OPTION
10.1 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Corporation, the Committee shall notify each optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an optionee to have the right to exercise his or her Option until ten days prior to such transaction as to all of the optioned Shares subject to the Option, including Shares in respect of which the Option would not otherwise be exercisable. In addition, the Committee may provide that any repurchase right of the Corporation applicable to any Shares purchased upon the exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

10.2 Merger, Amalgamation, Share Sale or Asset Sale. In the event of a merger, amalgamation, or consolidation of the Corporation with or into another corporation or entity, or an offer to purchase Shares having attached thereto greater than 50% of the votes attaching to all of the outstanding shares of the Corporation or the sale of all or substantially all of the assets of the Corporation, each outstanding Option shall be assumed or an equivalent option or right shall be substituted therefor by the successor corporation or entity or a parent or Subsidiary of the successor corporation or entity. In the event that the successor corporation or entity or the parent or Subsidiary of the successor corporation or entity refuses to assume the Option or to substitute for the Option an equivalent option or right, the optionee shall have the right to exercise the Option as to all of the optioned Shares subject to the Option, including Shares as to which the Option would not otherwise be exercisable. If an Option becomes fully exercisable in lieu of assumption or substitution in accordance with the provisions of this paragraph 10.2, the Committee shall notify the optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option shall terminate upon the expiration of such period.

11. DEATH OR DISABILITY OF OPTIONEE
Notwithstanding anything contained herein to the contrary, In the event that prior to the termination or expiration of an Option an optionee dies or becomes permanently and totally disabled while engaged as an employee of the Corporation, any Option granted hereunder will not terminate and will continue to vest until the Expiry Date. Any vested Options may be exercised by the optionee or the legal personal representative(s) or heir(s) of the optionee, as the case may be, at any time and from time to time prior to the Expiry Date, after which date the Option or Options shall forthwith expire and terminate and be of no further force or effect whatsoever, and the Shares in respect of which the Option is not exercised shall revert to the Plan.

For greater certainty, any optionee who is deemed to be an employee of the Corporation pursuant to any medical or disability plan of the Corporation shall be deemed to be an employee for the purposes of this Plan.

12. TERMINATION OF EMPLOYMENT OF OPTIONEE
12.1    Without Cause.   In the event that an optionee's employment with
the Corporation or a Subsidiary is terminated without Cause (as defined in paragraph 12.4 hereof) before the exercise in full of the Option granted to such optionee, such optionee shall be entitled to exercise the Option to the extent of the Shares in respect of which such Option is exercisable on the date on which notice of termination is delivered to the optionee by the Corporation or a Subsidiary at any time beginning on such date and ending on the earlier of (a) 90 days following an initial public offering of shares by the Corporation (or
90 days following the expiry of any contractual or other restriction on the resale of the shares relating to such initial public offering, whichever is later), (b) two years following the date on which notice of termination is delivered to the optionee by the Corporation or a Subsidiary, and (c) the Expiry Date of the Option, and thereafter the Option granted to such optionee shall expire and all rights to purchase Shares pursuant to the Option granted to such optionee shall cease and expire and be of no further force or effect. Any Shares in respect of which the Option is not exercised during the period referred to above shall revert to the Plan. If on the date on which notice of termination is delivered to the optionee by either the Corporation or a Subsidiary the Option is not exercisable in respect of all of the Shares, the number of Shares in respect of which the Option is not exercisable on such date shall revert to the Plan effective as of such date.

 12.2 Resignation by Optionee. In the event that an optionee resigns or terminates his or her employment with the Corporation or a Subsidiary, before the exercise in full of the Option granted to such optionee, such optionee shall have 90 days from the date on which notice of termination is delivered to the Corporation or a Subsidiary by the optionee (or until the Expiry Date of the Option, whichever is less), to exercise the Option to the extent of the Shares in respect of which such Option is exercisable on such date, and thereafter the Option granted to such optionee shall expire and all rights to purchase Shares pursuant to the Option granted to such optionee shall cease and expire and be of no further force or effect. Any Shares in respect of which the Option is not exercised within the 90 day period referred to above shall revert to the Plan. If on the date on which notice of termination is delivered by the optionee to the Corporation or a Subsidiary the Option is not exercisable in respect of all of the Shares, the number of Shares in respect of which the Option is not exercisable on such date shall revert to the Plan effective as of such date.

12.3 Committee or Board Discretion. Notwithstanding paragraphs 12.1and 12.2 of this Plan, the Committee may, in its sole and unfettered discretion, extend the post-termination exercise period provided for in paragraphs 12.1 and 12.2, provided that such period does not extend beyond the Expiry Date. Further, an Option Agreement may provide, or the Committee may, in its sole and unfettered discretion, amend or modify an Option Agreement (either before or after the delivery of a notice of termination of employment to or by an optionee) to provide: (a) that an Option does not terminate upon the delivery of a notice of termination to an optionee by the Corporation under paragraph 12.1 hereof or to the Corporation or a Subsidiary by an optionee under paragraph 12.2 hereof, and (b) that the Exercise Date for some or all of the Shares subject to the Option is accelerated to an earlier date and that the optionee shall have a specified period of time in which to exercise the Option to the extent of the Shares in respect of which the Option is exercisable pursuant to the Option Agreement or the Option Agreement as amended in accordance with this paragraph.

12.4    For Cause.   If the employment of an optionee is terminated by
the Corporation for Cause, such optionee's Options shall terminate on the date (the "Termination Date") on which written notice of such termination is given to the optionee by the Corporation and all rights to purchase Shares pursuant to the Option granted to such optionee shall cease and expire and be of no further force or effect. All Shares in respect of which the Option was granted shall revert to the Plan effective as of the Termination Date. "Cause" shall include, but shall not be limited to, conduct involving one or more of the following: (i) the substantial and continuing failure of an optionee, after notice thereof, to render services to the Corporation or any Subsidiary in accordance with the terms or requirements of his or her employment;
(ii) disloyalty, gross negligence, wilful misconduct, dishonesty or breach of fiduciary duty to the Corporation or any Subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) the unauthorized disclosure of any trade secret or confidential information of the Corporation or any Subsidiary; (v) the commission of an act which constitutes unfair competition with the Corporation or any Subsidiary or which induces any customer or supplier to breach a contract with the Corporation or any Subsidiary or (vi) any other conduct recognized by the laws of the Province of Ontario as constituting just cause for dismissal.

12.5    General.   Nothing in the Plan or in any Option Agreement entered
into between the Corporation and an employee shall be deemed to give any optionee the right to continued employment by the Corporation or any Subsidiary for any period of time and nothing contained herein shall affect the right of the Corporation or any Subsidiary to terminate, with or without Cause, an optionee's employment with the Corporation or a Subsidiary at any time. The vesting of shares pursuant to an Option Agreement is only earned by the optionee by continuing as an employee of the Corporation or a Subsidiary or by continuing to be a director or officer of one of the foregoing and not through the act of being hired, being appointed a director, being granted an Option or purchasing Shares pursuant to the exercise of an Option. Options shall not be affected by any change of employment so long as the optionee continues to be employed by the Corporation or any Subsidiary or continues to be a director or officer of one of the foregoing. A leave of absence for which the prior approval of the Corporation has been obtained shall not be considered an interruption or termination of employment under the Plan. Nothing in the Plan shall be construed so as to give any consultant, director, officer or employee any right to be granted an Option.

13. EXERCISE OF OPTION
13.1    Notice of Exercise of Option.   Subject to the provisions of the
Plan, the Options granted hereunder may be exercised from time to time by the delivery to the Corporation at its head office, or such transfer agent as the Corporation may from time to time designate, of a written notice (the "Notice of Exercise of Option") in the form attached to the Option Agreement, specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the purchase price of the Shares then being purchased (a) in cash or certified cheque in favour of the Corporation, or (b) at the discretion of the Committee, by the delivery of Shares having fair market value equal as of the date of the exercise of the Option to the cash exercise price of the Option, or (c) by the delivery of such other lawful consideration as is approved by the Board of Directors. The form of consideration (for consideration other than cash) shall be subject to the approval of the Board of Directors at the time of the exercise of the Option. The Notice of Exercise of Option shall contain the optionee's undertaking to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any securities of the Corporation are from time to time listed and any applicable regulatory authority or authorities.

13.2 Employee Shareholding Agreement. Unless the Corporation is a Reporting Issuer (as defined in the Securities Act (Ontario)) or has become an offering corporation (as defined in the Business Corporations Act (Ontario)) at the time of exercise of an Option, the issuance of Shares upon the exercise of an Option shall be conditional upon an optionee executing an employee shareholding agreement in the form attached hereto as Schedule "A", as such agreement may be amended from time to time by the Board of Directors; provided that, in the event of the exercise of an Option under paragraphs 11, or 12.1 hereof, the employee shareholding agreement attached hereto as Schedule "A" shall not include the call right or related provisions set out in Articles 2, 3 or 4 thereof.

14. NON-TRANSFERABILITY OF OPTIONS
Except as specifically provided herein, the rights of any optionee under the Plan are personal to the optionee and are not transferable or assignable other than by will or the laws of descent and distribution, and except as provided herein are only exercisable by the optionee. The obligations of each optionee pursuant to the Plan and any Option shall be binding on his or her heirs, executors and administrators.

15. COMPLIANCE WITH SECURITIES LAWS
The grant of Options and the issuance of Shares upon the exercise of Options shall be subject to compliance with all applicable requirements of federal, provincial or foreign law with respect to such securities. Options may not be exercised if the issuance of Shares upon the exercise of the Option would constitute a violation of any applicable federal, provincial or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation's legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Corporation may require the optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

16. CHANGES IN THE CAPITAL OF THE CORPORATION
16.1 Subdivision of Shares. In the event of any subdivision or subdivisions of the Shares into a greater number of Shares at any time while an Option is outstanding, including the issue of Shares to the holders of its outstanding Shares by way of a stock dividend or dividends, the Corporation will thereafter deliver at the time of exercise of the Option, in lieu of the number of Shares in respect of which the Option is then being exercised, such greater number of Shares as the optionee would have been entitled as a result of such subdivision or subdivisions of the Shares or such stock dividend had the Option been exercised prior to the date of such subdivision or stock dividend, without the optionee making any additional payment or giving any other consideration therefor.

16.2 Consolidation of Shares. In the event of any consolidation or consolidations of the Shares into a lesser number of Shares at any time while an Option is outstanding, the Corporation will thereafter deliver and the optionee shall accept, at the time of the exercise of the Option, in lieu of the number of Shares in respect of which the Option is then being exercised, such lesser number of Shares as the optionee would have been entitled as a result of such consolidation or consolidations had the Option been exercised prior to such consolidation or consolidations.

16.3 Reclassification or Conversion of Shares. In the event of any change, reclassification or conversion of the Shares into another class of shares of the Corporation at any time while an Option is outstanding, the Corporation shall thereafter deliver and the optionee shall accept, at the time of the exercise of an Option, in lieu of the number of Shares in respect of which the Option is being exercised, the number of shares of the Corporation of the appropriate class or classes as the optionee would have been entitled as a result of such change, reclassification or conversion had the Option been exercised prior to such change, reclassification or conversion .

16.4 No Fractional Shares. Notwithstanding the foregoing, no fractional shares shall be issued pursuant to the exercise of any Option.

17. RIGHTS OFFERINGS
If at any time the Corporation grants to the holders of Shares rights to subscribe for and purchase pro rata additional securities of the Corporation or of any other corporation or entity, there shall be no adjustments made to the number of Shares or other securities subject to the Option in consequence thereof and the Option of an optionee shall remain unaffected and an optionee shall not be entitled to participate in such rights offering in respect of any Shares the Option for which has not been exercised at the time of the rights offering.

18. PROVISION OF INFORMATION
At least annually, copies of the Corporation's balance sheet and income statement for the most recently completed fiscal year shall be made available to each optionee to whom Options have been granted under this Plan. The Corporation shall not be required to provide such information to persons whose duties in connection with the Corporation assure them access to equivalent information.

19. SHAREHOLDER APPROVAL
The Plan or any increase in the Maximum Number of Shares issuable thereunder as provided in paragraph 5 of this Plan shall be approved by the shareholders of the Corporation within 12 months of the date of adoption thereof by the Board of Directors. Options granted prior to shareholder approval of the Plan or in excess of the Maximum Number previously approved by the shareholders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Maximum Number, as the case may be.

20. NO RIGHTS AS A SHAREHOLDER
The optionee shall have no rights whatsoever as a shareholder in respect of any of the optioned Shares (including any right to receive dividends or other distributions therefrom or thereon) other than optioned Shares in respect of which the optionee shall have exercised such optionee's Option to purchase hereunder and which the optionee shall have taken up and paid for and for which a share certificate has been issued to the optionee.

21. NO REPRESENTATION OR WARRANTY
The Corporation makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of this Plan.

22. GOVERNING LAW
The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of every provision of the Plan shall be according to the laws of the Province of Ontario.

IN WITNESS WHEREOF the Board of Directors of OBJECTIME LIMITED has adopted this Amended and Restated Plan this 7th day of January, 1999.


                        OBJECTIME LIMITED



                        By:                                             c/s
                          --------------------------------
                                James McGee, President









OBJECTIME LIMITED

OPTION AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES OF AMERICA OR UNDER THE SECURITIES LAWS OF THE STATE OF CALIFORNIA OR OF ANY OTHER STATE. ANY RESALE OF THESE SECURITIES IS RESTRICTED. THESE SECURITIES MAY NOT BE RESOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH APPLICABLE PROVINCIAL SECURITIES LAWS IN CANADA, OR IN THE CASE OF TRANSACTIONS WITH OR BY RESIDENTS OF THE UNITED STATES OF AMERICA, UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXCEPTION FROM SUCH REGISTRATION IS AVAILABLE. LEGAL ADVICE SHOULD BE OBTAINED BEFORE ANY RESALE OF THESE SECURITIES.

THIS OPTION AGREEMENT is made as of the 'BRDAPPROVAL'.

BETWEEN:
OBJECTIME LIMITED,
A corporation incorporated under the laws of Canada having its head office at 340 March Road, Kanata, Ontario
(hereinafter referred to as the "Corporation")

AND:
'FIRSTNAME' 'LASTNAME',
(hereinafter referred to as the "Optionee")

IN CONSIDERATION of the mutual covenants herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereto covenant and agree as follows:

1. OPTION TO PURCHASE SHARES
1.1 Pursuant to the ObjecTime Limited 1998 U.S. Stock Option Plan (the "Plan") established by the Corporation effective as of August 14, 1998, the Corporation hereby grants to the Optionee, subject to the terms and conditions hereinafter set out, an irrevocable option (the "Option") to purchase up to an aggregate of 'OPTION98' Class 8 Special Shares (the "Optioned Shares") at the exercise price (the "Exercise Price") specified below under the heading "Exercise Price", commencing on the date set forth below under the heading Vesting Commencement Date ("the Vesting Commencement Date"), until 5:00 p.m. (Ottawa time) on the date specified below under the heading "Expiry Date" (the "Expiry Date"):


OPTIONED SHARES        VESTING          EXERCISE          EXPIRY DATE
                     COMMENCEMENT      PRICE (CDN $)
                         DATE
-----------------   ---------------  ----------------  ---------------
<<FY98OPTION>>      <<VESTCOMDATE>>     <<$0.65>>        <<EXPDATE>>

1.2 The Optionee may exercise and take up and pay for not more than 50% of the Optioned Shares on or after the first anniversary of the Vesting Commencement Date. After the first anniversary of the Vesting Commencement Date the balance of the Optioned Shares shall vest in equal monthly installments at the rate of 1/24 per month each month for the 24 months following the first anniversary of the Vesting Commencement Date. If the number of Optioned Shares purchased by the Optionee following an Exercise Date is less than the number of Optioned Shares in respect of which the Option is then exercisable, the Optionee shall have the right, at any time prior to the Expiry Date, to exercise the Option and purchase such number of Optioned Shares in respect of which the Option was exercisable but which were not purchased by the Optionee following any such preceding Exercise Date.

1.3 At 5:00 p.m. (Ottawa time) on the Expiry Date the Option hereby granted shall immediately cease and terminate and be of no further force or effect whatsoever as to such of the Optioned Shares in respect of which the Option hereby granted has not then been exercised.

1.4 The Option is intended to be an incentive stock option within the meaning of section 422 of the United States Internal
Revenue Code.

2. INCORPORATION OF TERMS OF THE PLAN
The terms and conditions relating to the Option contained in the Plan are hereby incorporated by reference and shall be deemed to be contained herein as if fully recited herein. In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this agreement, the terms and conditions of the Plan shall prevail. Unless otherwise specified, capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Plan.

3. EXERCISE OF OPTION
Subject to the terms and conditions hereof, the Option hereby granted shall be exercisable after the Exercise Date and prior to the Expiry Date by the Optionee delivering a notice (the "Notice of Exercise of Option") in the form attached hereto as Schedule "A" to the Corporation, or such transfer agent as the Corporation may from
time to time   designate. The Notice of Exercise of Option shall
specify therein the number of Optioned Shares in respect of which the Option is being exercised. Upon any such exercise of this Option, together with payment in full of the Exercise Price, the Corporation shall forthwith deliver to the Optionee within l0 business days following receipt of any such Notice of Exercise of Option, a certificate or certificates in the name of the Optionee representing in the aggregate such number of Optioned Shares as the Optionee shall have then paid for and as are specified in the Notice of Exercise of Option. Upon the request of the Corporation the Optionee shall present this agreement to it for the appropriate endorsement upon any exercise of the Option.

4.      TAX WITHHOLDING
At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Corporation, the Optionee hereby authorizes the withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for any amounts required to satisfy the federal, state, local and foreign tax withholding obligations, if any, of the Corporation or a Subsidiary which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any Optioned Shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any Optioned Shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable and the Corporation shall have no obligation to issue a certificate for such Optioned Shares unless such tax withholding obligations are satisfied.

5. NO OBLIGATION ON OPTIONEE
Nothing herein contained or done pursuant hereto shall obligate the Optionee to purchase and/or pay for any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised his or her Option hereunder in accordance with the terms hereof.

6. LEGENDS
The Corporation may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing the Optioned Shares subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Corporation, promptly present to the Corporation any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section. Unless otherwise specified by the Corporation, legends placed on such certificates may include, but shall not be limited to, the following:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLE SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

"THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE INCENTIVE STOCK OPTION IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE."

7. PUBLIC OFFERING
In the event of any underwritten public offering (including an initial public offering, of shares) made by the Corporation pursuant to an effective registration statement filed under the Securities Act of 1933, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any of the Optioned Shares or any rights to acquire the Optioned Shares for such period of time from and after the completion of the public offering as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed 180 days from the date of the completion of the public offering. The Optionee shall be subject to this section only if the officers and directors of the Corporation are also subject to similar arrangements.

8. NOTICE
8.1 Any notice delivered or to be delivered or given by either party to the other shall be sufficiently given or delivered if delivered personally or sent by registered mail prepaid, addressed to the party at the addresses hereinafter set out and shall be deemed to have been received on the third business day following the date of mailing thereof, provided that such notice shall not be deemed to have been received or sent by registered mail at a time during postal strikes, slow-downs or other similar delays, and in such event a party delivering or giving such notice shall give or deliver the same by hand to the party by whom it is to be received:


TO THE CORPORATION

OBJECTIME LIMITED
340 March Road
Kanata, Ontario
K2K 2E4
Attention: General Counsel

TO THE OPTIONEE

'FIRSTNAME' 'LASTNAME'
'STREET'
'STREET2'
'CITY', 'PROVINCE'
'POSTAL'

8.2 Each party shall notify the other immediately following any change of the address for service provided in paragraph 8.1 hereof by delivering written notice of the new address to the other party in the manner set out above.

9. ACKNOWLEDGEMENT OF RECEIPT OF PLAN
The Optionee hereby acknowledges receipt of a copy of the Plan.
The Optionee further acknowledges and agrees that all decisions and interpretations of the Board of Directors or the Committee with respect to the Plan or the Option shall be conclusive and binding upon the Optionee.

10. GENERAL PROVISIONS
10.1 Time shall be of the essence of this agreement.

10.2 This agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

10.3 The parties hereto shall do all further acts and things and execute all further documents reasonably required in the circumstances to effect the provisions and intent of this agreement.

10.4 This agreement shall enure to the benefit of and be binding upon the Optionee and the Corporation and their respective heirs, executors, administrators, successors and assigns.

10.5 This agreement, including the terms and conditions of the Plan, constitutes the entire agreement between the Corporation and the Optionee pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, between the Corporation and the Optionee pertaining to the subject matter hereof. No amendment of any provision of this agreement shall be binding unless in writing and executed by the Corporation and the Optionee.

IN WITNESS WHEREOF this agreement has been executed by the parties hereto.

SIGNED, SEALED AND DELIVERED

OBJECTIME LIMITED


By:
     -------------------------
        Tom Reaume, Secretary




     -------------------------                -------------------------
Witness                                         'FIRSTNAME'  'LASTNAME'




















SCHEDULE "A"

NOTICE OF EXERCISE OF OPTION


[DATE]



Attention:      President

Dear Sir:

Re:             Stock Option

Please be advised that I,                           being the holder
of an option to purchase Class 8 Special Shares of ObjecTime Limited
(the "Corporation") at the exercise price of CDN$                per share,
hereby exercise my option to purchase            of such Class 8
Special Shares (the "Purchased Shares") of the Corporation. I enclose my cheque payable to the Corporation for $ representing the full purchase price for the Purchased Shares. Please arrange for delivery to me of a certificate representing the Purchased Shares registered as follows:


 ---------------------------------------------
Name in which certificate is to be registered


 ---------------------------------------------
FULL ADDRESS
 ---------------------------------------------


The undersigned hereby undertakes to comply, to the satisfaction of the Corporation and its counsel, with all applicable requirements of any stock exchange or exchanges upon which any securities of the Corporation are from time to time listed and any applicable regulatory authority or authorities.


Yours very truly,


 ---------------------------------------------
Signature


 ---------------------------------------------
Name (Please print)





OBJECTIME LIMITED

        THIS CLASS "8" EMPLOYEE SHAREHOLDING AGREEMENT made the * day of *,
19*.

BETWEEN:
                                *
                                of the City of *,
                                in the Province of Ontario,

                                (hereinafter referred to as the "Employee")

AND:
                                ObjecTime Limited, a corporation
                                incorporated under the laws of
                                Canada

                                (hereinafter referred to as the "Corporation")

WHEREAS Employee has exercised an option granted to the Employee by the Corporation and has thereby acquired certain Class 8 Shares of the Corporation;

AND WHEREAS the option agreement entered into between the Employee and the Corporation provides that the Employee shall, as a condition to the issuance of the shares to the Employee by the Corporation pursuant to the option agreement, enter into this agreement;

IN CONSIDERATION of the mutual covenants herein contained and the issue to the Employee of the Employee's Shares, the parties hereto covenant and agree as follows:


        ARTICLE 1.00 -- DEFINITIONS AND INTERPRETATION

1.01 Definitions - As used in this Agreement, the following words and phrases mean:

        (a) "Agreement" means this Agreement and any written amendments thereto executed by both the Corporation and the Employee;

        (b) "Book Value of the Corporation" means the amount paid up in respect of all Special Shares of the Corporation at the relevant date together with the aggregate of the retained earnings and of all other surplus accounts of the Corporation, determined in accordance with generally accepted accounting principles, after deducting therefrom all declared but unpaid dividends, on any shares ranking in priority to the Employee's Shares;

        (c) "Book Value of the Employee's Shares" means the amount obtained by multiplying the Book Value of the Corporation at the relevant date by a fraction, the numerator of which is the total number of the Employee's Shares and the denominator of which is the total number of issued voting Special Shares of all classes at the same date;

        (d) "Call Notice" means the notice referred to in Section 2.01 hereof;

        (e) "Date of Closing" means thirty (30) days after the delivery of the Call Notice;

        (f) "Employee's Shares" means the Class "8" Special Shares allocated and issued to the Employee under the terms of this Agreement and all such other shares of the Corporation into which such Class "8" Special Shares may at any time be converted, subdivided, consolidated or otherwise transformed;

        (g) "Fair Market Value" means the amount determined under Schedule "A" attached hereto;

        (h) "Fair Market Value of the Employee's Shares" means the amount determined under Schedule "A" attached hereto;

        (i) "Founding Shareholders' Agreement" means the agreement among Ian Engelberg, Garth Gullekson, James McGee, Branislav Selic and ObjecTime Limited dated the 1st day of January, 1995 to regulate the rights and obligations of the parties thereto;

        (j) "Paid Up Amount of the Employee's Shares" means the actual amount of money paid to the Corporation by the Employee for the purchase of the Employee's Shares at the time of their issue.

        (k) "Place of Closing" means the offices of the solicitors for the Corporation or such other place as may be agreed to by the Corporation and the Employee;

        (l) "Prime Bank Rate" means the commercial lending rate of interest, expressed as an annual rate, which the Corporation's principal bankers quote in Ottawa as its prime lending rate which it charges to its commercial customers for loans in Canadian funds;

        (m) "Purchase Price" means in respect of the purchase and sale of the Employee's Shares under this Agreement:

                (i) the Paid Up Amount of the Employee's Shares, in respect of all the Employee's Shares acquired by the Employee during the two year period immediately prior to the delivery date of the Call Notice;

                (ii) the Book Value of the Employee's Shares, in respect of all the Employee's Shares acquired by the Employee at any time more than two (2) years and less than four (4) years immediately prior to the delivery date of the Call Notice;

                (iii) the Fair Market Value of the Employee's Shares, in respect of all the Employee's Shares acquired by the Employee at any time more than four (4) years immediately prior to the delivery date of the Call
Notice.

Provided that, if the amount determined under paragraphs (ii) and (iii) above is less than the Paid Up Amount, the Purchase
Price shall be the Paid Up Amount.

                For purposes of this Agreement and, in particular of the calculation of the Purchase Price, the Employee's Shares shall be deemed to have been acquired by the Employee on *.

        (n) "Special Shares" means, collectively, all those issued Class "1" Special Shares, Class "2" Special Shares, Class "3"
Special Shares, Class "4" Special Shares, Class "5" Special
Shares, Class "6" Special Shares, Class "7" Special Shares,
Class "8" Special Shares and any other issued Special Shares created at any time by the Corporation with an attribute of sharing pari passu with all other Special Shares;

        (o) "Time of Closing" means 2:00 p.m. or such other time on the Date of Closing as may be agreed to by the Employee and the Corporation.



[NOTE: Articles 2, 3 and 4 shall be deleted from this agreement in the event that Shares are acquired as a result of the exercise of an option under paragraphs 11 or 12.1 of the ObjecTime Limited 1998 Canadian Stock Option Plan or paragraphs 11 or 12.1 of the ObjecTime Limited 1998 US Stock Option Plan.]

        ARTICLE 2.00 -- "CALL" PRIVILEGE

2.01 Call Notice - At any time after the Employee either resigns from his or her employment with the Corporation or is terminated for cause (as defined in the ObjecTime Limited Stock Option Plans) by the Corporation, the Corporation shall have the right to send a notice in writing to the Employee requiring the Employee to sell to the Corporation all, but not less than all, the Employee's Shares and upon receipt of such notice the Employee shall be required to sell and the Corporation required to purchase all the said Employee's Shares upon and subject to the terms and conditions hereinafter set out.

2.02 Purchase Price - The Purchase Price shall be determined as of the last day of the month in which the Call Notice shall have been given to the Employee.

        ARTICLE 3.00 -- GENERAL SALE PROVISIONS

3.01 Transfer Restriction - Except as provided in Section 2.01 hereof, the Employee's Shares in the capital of the Corporation may not be transferred except with the approval, in writing, of at least 75% of the Special Shares held directly or indirectly by such of Ian Engelberg, Garth Gullekson, James McGee and Branislav Selic as shall then be employees of the Corporation.

3.02 Sale Provisions - The provisions of this Article shall apply to any purchase of the Employee's Shares pursuant to the provisions of
Article 2.00 hereof.

3.03 Method of Payment - The Purchase Price shall be paid in five equal annual instalments, without interest, commencing on the Date of Closing and thereafter each instalment to be paid on each of the next four anniversary dates of the Date of Closing, subject to the following terms and conditions:

        (a) if the purchase price is an amount less than TWENTY-FIVE THOUSAND ($25,000.00) DOLLARS, it shall be paid in full, subject to subparagraphs (b) and (c) immediately below, on the Date of Closing;

        (b) all amounts paid in any fiscal year on all purchases of Special Shares of the Corporation under the Founding
Shareholders' Agreement, this Agreement and under all other shareholding agreements with other employees or former employees of the Corporation shall not in any event exceed
20% of the amount of Retained Earnings determined in the accounts of the Corporation for the immediately preceding fiscal year of the Corporation, which Retained Earnings shall be calculated in accordance with generally accepted accounting principles applied on a basis consistent with the previous year;

        (c) if the Retained Earnings for the immediately preceding fiscal year shall be inadequate to pay all the amounts payable in any year for the purchase of Special Shares of the Corporation, the amount to be paid to the Employee in this Agreement shall abate on a pro rata basis with all other amounts required to be paid on the purchases of such Special
Shares of the Corporation and all amounts, in arrears, required to be paid to the Employee under the terms of this Agreement shall be carried over to and be paid in the next year and such unpaid arrears shall bear interest at the Prime
Bank Rate until fully paid, provided that, again in each year, the limit of 20% shall apply, and so on until all amounts shall be paid to the Employee hereunder and, in respect thereof, the oldest amounts owed to the Employee under this Agreement shall be deemed to be paid first; and

        (d) notwithstanding any other terms of this Agreement, any balance due to the Employee under this Agreement may be prepaid in whole or in part at any time or times without notice or bonus.

3.04 Documents on Closing - At the Time of Closing, the Employee shall:

        (a) assign and transfer to the Corporation the Employee's Shares and shall deliver the required share certificate(s) duly endorsed for transfer into the Corporation's name;

        (b) do all other things required in order to deliver good and marketable title to the Employee's Shares to the Corporation free and clear of any claims, liens and encumbrances whatsoever, including, without limitation, the delivery of any governmental releases and declarations of transmission.
Provided that, if at the Time of Closing the Employee's
Shares are not free and clear of all claims, liens and encumbrances, the Corporation may, without prejudice to any other rights which it may have, purchase the Employee's
Shares subject to such claims, liens and encumbrances. In that event, the Corporation shall, at the Time of Closing, assume all obligations and liabilities with respect to such claims, liens and encumbrances and the Purchase Price payable by the Corporation for the Employee's Shares shall be satisfied, in whole or in part, as the case may be, by such assumption. The amount so assumed shall reduce the Purchase
Price payable at the Time of Closing;

        (c) deliver to the Corporation a release by the Employee of all the Employee's claims against the Corporation with respect to any matter or thing up to and including the Time of Closing in respect of the Employee's position as a shareholder of the Corporation, except for any claims which might arise out of the transaction of purchase and sale herein contemplated;

        (d) either provide the Corporation with evidence reasonably satisfactory to the Corporation that the Employee is not then a "non-resident" of Canada within the meaning of the Income
Tax Act (Canada) or provide the Corporation with a certificate pursuant to Subsection 116(2) of the Income Tax
Act (Canada) with a certificate limit in an amount not less than the Purchase Price for the Employee's Shares; provided that if such evidence or certificate is not forthcoming, the Corporation shall be entitled to make the payment of tax required under Article 116 of the Income Tax Act (Canada) and to deduct such payment from the Purchase Price for the Employee's Shares.

3.05 Release of Employee - At the Time of Closing, the Corporation shall deliver to the Employee a release by the Corporation of all its claims against the Employee with respect to any matter or thing arising as a result of the Employee being a shareholder of the Corporation, except for any claims which might arise out of the wrongdoing of the Employee or out of the transaction of purchase and sale herein contemplated.

3.06 Power of Attorney - If, at the Time of Closing, the Employee fails to complete the subject transaction of purchase and sale, the Corporation shall have the right, if not in default under this Agreement, without prejudice to any other rights which it may have, upon payment of the Purchase Price payable to the Employee at the Time of Closing to the credit of the Employee in the main branch of the Corporation's bankers in the City of Ottawa, to execute and deliver, on behalf of and in the name of the Employee, such deeds, transfers, share certificates, resignations or other documents that may be necessary to complete the subject transaction and the Employee hereby irrevocably appoints the Corporation as the Employee's attorney with full power and authority available under the Powers of Attorney Act, R.S.O. 1980, c. 386 to transfer the Employee's Shares, and, in accordance with the said Act, the Employee declares that this power of attorney may be exercised during any subsequent legal incapacity on the Employee's part.

        ARTICLE 4.00 -- EMPLOYMENT CONSIDERATION

4.01 Full Consideration - The Employee acknowledges that the Purchase Price of the Employee's Shares as set out in this Agreement will be and is a full and fair consideration for such Shares and, in the event that the Corporation delivers to the Employee a Call Notice under Article 2 hereof, the Employee hereby agrees to accept the Purchase Price in full and complete satisfaction of any and all rights which the Employee has in respect of such Employee's Shares and shall release and forever discharge the Corporation in respect of such Employee's Shares without further demand, claim or complaint in respect thereof.

ARTICLE 5.00 MANDATORY SALE TO THIRD PARTY

5.01    If an independent third party shall make a bona fide offer
(an "Offer") to purchase all of the shares of the Corporation held by all of the shareholders of the Corporation which the holders of shares entitled to not less than 75% of the votes attaching to shares of the Corporation wish to accept (the "Majority") (such offer to be in cash or marketable securities readily convertible into cash) but which other shareholders (the "Minority") do not wish to accept, and such Offer is conditioned upon its acceptance by all the shareholders, the Majority may, by notice in writing given to the Minority at any time 30 days or more prior to the expiry of the Offer, require the Minority to elect to sell their shares pursuant to the Offer or to purchase from the Majority at the same price specified in the Offer all of the shares held by the Majority, such election to be notified to the Majority not less than 10 days prior to the expiry of the Offer. If the Minority fail to make the required election within the time so limited they shall be deemed to have elected to sell their shares pursuant to the Offer. If the Minority elect to purchase the shares held by the Majority, such purchase shall be completed and paid for not later than 30 days following such election.

        ARTICLE 6.00 -- TERMINATION

6.01 Prior Agreements - All prior agreements between the Employee and the Corporation regarding the Employee Shares, whether written or oral, are hereby terminated.


6.02 Termination - Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall terminate and be of no effect in the event the Corporation shall cease to be a private company and, for the purpose thereof, "cease to be a private company" means the issue under the Business Corporations Act (Ontario) of Articles of Amendment to delete such of the following clauses as shall be in the Articles of Incorporation, namely:

        (a)     any limitation on the number of shareholders;
        (b)     any restriction on the transfer of shares; and
        (c) any prohibition against advertising or issuing shares to the public.


        ARTICLE 7.00 -- GENERAL CONTRACT PROVISIONS

7.01 Share Notation - All certificates for Class "8" Special Shares of the Corporation representing the Employee's Shares shall have the following legend endorsed thereon forthwith after the execution of this
Agreement:

                "The shares represented by this certificate are subject to an agreement dated the * day of *, 19*, made between the holder of this certificate and ObjecTime Limited."

7.02 Share Deposit - The original share certificate for all Employee's Shares shall be held in escrow safekeeping by the Secretary of the Corporation and the Employee shall receive a deposit certificate signed by the Secretary certifying the number of Class "7" Shares so held in escrow safekeeping by the Secretary on behalf of the Employee.

7.03 Notices - All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follow:

or at such other address as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or, if mailed, forty-eight (48) hours after 12:01 a.m. on the day following the day of the mailing thereof; provided that if any such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received forty-eight (48) hours after 12:01 a.m. on the day following the resumption of normal mail service.

7.04 Time - Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

7.05 Entire Agreement - This Agreement constitutes the entire agreement between the parties hereto with respect to the Employee's Shares and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof.

7.06 Binding Nature - This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, assigns and legal representatives.

IN WITNESS WHEREOF the parties have duly executed this Agreement this * day of *, 19*.


SIGNED, SEALED AND DELIVERED
in the presence of:


 --------------------------       -----------------------------

                                  ObjecTime Limited


                                  By:
                                  -----------------------------
                                  Name:   James McGee

                                  Office:  President  c/s


                                  By:
                                  -----------------------------
                                  Name: Jim Ablett

                                  Office: Vice President, Finance


































                FAIR MARKET VALUE OF THE EMPLOYEE'S SHARES

        The Fair Market Value of the Employee's Shares shall be determined by the Board of Directors of the Corporation, having regard to the following rules and procedures:

        (a) that the fair market value of each of the Employee's Shares shall be identical to the fair market value of each Special
Share of the Corporation without regard to separate classes of Special Shares;

        (b) that the Board of Directors shall carefully review and examine each of the following sources of information in determining fair market value, namely:

                (i) the financial operating results in the current year since the last fiscal year end;

                (ii) the financial statements of the Corporation in the three immediately preceding fiscal years, placing major weight, in its determination, on the performance results in the most recent fiscal year end;

                (iii) the recent determinations, if any, of the fair market value in Schedule "A" of the Founding Shareholders'
Agreement;

                (iv) the recent valuations of the Corporation, if any, made by a business valuator under the terms of the Founding
Shareholders' Agreement; and

                (v) all other relevant considerations in determining the fair value of the Corporation's Special Shares applied in accordance with generally accepted valuation principles; and

        (c) that the fair market value of each of the Employee's Shares as determined by the Board of Directors shall be confirmed as to its reasonableness by the firm of chartered accountants retained by the Corporation to review or to audit the accounts, as the case may be, of the Corporation; and

        (d) that the Purchase Price of the Employee's Shares being purchased and sold under Article 2.00 shall be determined by dividing the Fair Market Value of all the issued Special
Shares determined in the manner hereinbefore set out by all the Special Shares then issued and outstanding, of all classes and multiplying the resulting amount by the number of the Employee's Shares being purchased and sold as aforesaid provided that, for the purpose of determining the Fair Market
Value the calculation thereof and the determination of the number of Special Shares and of the Employee's Shares shall be made at the end of the month in which the Call Notice shall have been made.